Exhibit 21.1
List of Subsidiaries

Subsidiaries	Jurisdiction or State of Incorporation	Names Under Which Subsidiary Does Business (1)

Pinnacle Bank (2)	Tennessee

PFP Title Company (3)	Tennessee

Pinnacle Community Development, Inc. (3)	Tennessee

Pinnacle Community Development SLP, Inc. (3)	Tennessee

PNFP Statutory Trust I (4)	Connecticut

PNFP Statutory Trust II (4)	Delaware

PNFP Statutory Trust III (4)	Delaware

PNFP Statutory Trust IV (4)	Delaware

PNFP Holdings, Inc. (5)	Nevada

PNFP Properties, Inc. (6)	Maryland

Pinnacle Wealth Advisors, Inc. (7)	Tennessee

Pinnacle Credit Enhancement Holdings, Inc. (7)	Tennessee

Pinnacle Rutherford Real Estate, Inc. (3)	Tennessee

Pinnacle Nashville Real Estate, Inc. (3)	Tennessee

Pinnacle Rutherford Towers, Inc.(3)	Tennessee

Pinnacle Service Company, Inc.(3)	Tennessee

PNFP Insurance, Inc.(7)	Tennessee

Miller & Loughry, Inc. (2)	Tennessee	Miller Loughry Beach

PNB Holding Co. 1, Inc. (3)	Tennessee

PNB Holding Co. 2, Inc. (3)	Tennessee

PNFP Capital Markets, Inc. (3)	Tennessee

PNFP Aviation, LLC (3)	Tennessee

Bank of North Carolina Capital Trust I (4)	Delaware

Bank of North Carolina Capital Trust II (4)	Delaware

Bank of North Carolina Capital Trust III (4)	Delaware

Bank of North Carolina Capital Trust IV (4)	Delaware

Valley Financial (VA) Statutory Trust I (4)	Connecticut

Valley Financial (VA) Statutory Trust II (4)	Connecticut

Valley Financial Statutory Trust III (4)	Delaware

Southcoast Capital Trust III (4)	Delaware

BFNM Building, LLC	South Carolina

HPB Insurance Group, Inc. (3)	North Carolina

Pinnacle NC Investments, Inc. (3)	North Carolina

Pinnacle Properties VA, LLC (3)	Tennessee

Advocate Capital, Inc. (3)	Tennessee

Advocap Insurance Agency, Inc. (8)	Tennessee

(1)Unless otherwise noted, each Subsidiary only does business under its legal name as set forth under the heading "Subsidiaries."
(2)Pinnacle Bank is organized under the laws of the State of Tennessee and is a wholly-owned subsidiary of Pinnacle Financial Partners, Inc.
(3)PFP Title Company, Pinnacle Community Development, Inc., Pinnacle Community Development SLP, Inc., Pinnacle Rutherford Real Estate, Inc., Pinnacle Nashville Real Estate, Inc., Pinnacle Rutherford Towers, Inc., Pinnacle Service Company, Inc., Miller & Loughry, Inc., PNB Holding Co.

1, Inc., PNB Holding Co. 2, Inc., PNFP Capital Markets, Inc., PNFP Aviation, LLC, HPB Insurance Group, Inc., Pinnacle NC Investments, Inc., Pinnacle Properties VA, LLC and Advocate Capital, Inc. are wholly-owned subsidiaries of Pinnacle Bank.
(4)These entities are statutory business trusts which were established to issue capital trust preferred securities.
(5)PNFP Holdings, Inc. is a wholly-owned subsidiary of PFP Title Company.
(6)PNFP Properties, Inc. is a wholly-owned subsidiary of PNFP Holdings, Inc.
(7)Pinnacle Wealth Advisors, Inc., Pinnacle Credit Enhancement Holdings, Inc. and PNFP Insurance, Inc. are wholly owned subsidiaries of Pinnacle Financial Partners, Inc.
(8)Advocap Insurance Agency, Inc. is a wholly-owned subsidiary of Advocate Capital, Inc.